Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-230554 on Form S-4 of Carrols Holdco Inc. of our report dated March 27, 2019 relating to the financial statement of Carrols Holdco Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Rochester, New York

April 11, 2019